UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               FORM SB-2
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ROYAL BLUE EXPLORATION, INC.
                      ------------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                    PENDING
-------------    ---------------------------   ----------------
(State or        (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of  Classification Code Number)   Identification No.)
incorporation or
organization)

                          Royal Blue Exploration, Inc.
                            Larry Sostad, President
                         160 West 5th Street, Suite 208
                          North Vancouver, BC V7M 1J8
                           Telephone: (604) 904-2432
                           Facsimile: (604) 687-4767
         --------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                        2470 St. Rose Parkway, Suite 304
                              Henderson, NV, 89074
                           Telephone: (702) 562-4091
         --------------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $355,000        $0.10          $355,000     $37.99
-----------------------------------------------------------------------

(1) Based on the last sales price on August 16, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


               SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2007

                                   PROSPECTUS
                          ROYAL BLUE EXPLORATION, INC.
                        3,550,000 SHARES OF COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-10

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           THE DATE OF THIS PROSPECTUS IS: FEBRUARY 8, 2007

                               TABLE OF CONTENTS
                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
     IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS
     WILL FAIL ................................................  7
  -  BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE
     A HIGH RISK OF BUSINESS FAILURE ..........................  8
  - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS
     WILL FAIL ................................................  9
  -  WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS
     TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT
     OUR ABILITY TO CONTINUE AS A GOING CONCERN................  9
  - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
     DAMAGES AS WE CONDUCT OUR BUSINESS .......................  9
  -  IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT ENVIRONMENTAL
     REGULATION, OUR BUSINESS WILL BE NEGATIVELY AFFECTED....... 9
  -  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS
     ON THE ROYAL PIT LODE CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY
     OBTAIN COMMERCIAL PRODUCTION ............................. 10
  -  BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS,
     HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT
     AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR
     BUSINESS TO FAIL ......................................... 10
  -  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP,
     SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES .......... 10
  -  A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE
     ABILITY TO SELL STOCK .................................... 10
USE OF PROCEEDS ............................................... 11
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SECURITYHOLDERS ....................................... 11
PLAN OF DISTRIBUTION .......................................... 15
LEGAL PROCEEDINGS ............................................. 17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.. 17 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 18
DESCRIPTION OF SECURITIES ..................................... 19
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 20
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 20
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 21
DESCRIPTION OF BUSINESS ....................................... 21
PLAN OF OPERATIONS ............................................ 27
DESCRIPTION OF PROPERTY ....................................... 28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 29
EXECUTIVE COMPENSATION ........................................ 30
FINANCIAL STATEMENTS .......................................... 31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................... 39

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the Royal Pit Lode Claim located in the Yellow Pine Mining District in Clark County, Nevada. Pursuant to an agreement dated June 22, 2006 with Multi Metal Mining Corp., a private company owned by our president, Larry Sostad, we acquired a 100% undivided right, title and interest in and to the claim for $2,500.

Our objective is to conduct mineral exploration activities on the mineral claim to assess whether it possesses economic reserves of zinc. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit. Because we have not received any revenue from operations, our auditor has indicated that there is substantial doubt about our ability to continue as a going concern.

We were incorporated on March 15, 2006 under the laws of the state of Nevada. Our principal offices are located at 160 West 5th Street, Suite 208, North Vancouver, British Columbia, Canada V7M 1J8. Our telephone number is (604) 904-2432.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 3,550,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price based upon the price of the last sale of our common stock to investors. The choice of this price was arbitrary and has no relationship to the value of our shares.

TERMS OF THE OFFERING        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             3,550,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

SECURITIES ISSUED
AND TO BE ISSUED             7,550,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the
                             sale of the common stock by the selling
                             shareholders.


SUMMARY FINANCIAL INFORMATION

                             September 30, 2006
                                 (audited)

Cash                               $15,742
Total Assets                       $15,742
Liabilities                        $ 5,000
Total Stockholders' Equity         $10,742

STATEMENT OF OPERATIONS

                           From Our Inception on
                      March 15, 2006 to September 30, 2006
                                 (audited)


Revenue                           $     0
Net Loss and Deficit             ($10,758)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Royal Pit Lode Claim. While we have sufficient funds to conduct the phase one exploration program on the property with an estimated budget of $5,500, we will require additional financing in order to complete the recommended $23,500 phase two and $40,000 phase three exploration programs, as well as any additional exploration. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to cover this anticipated exploration and development and to sustain our business operations. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for zinc and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital and director loans. We do not have any arrangements in this regard. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Royal Pit Lode Claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Royal Pit Lode Claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 15, 2006 and to date have been involved primarily in organizational activities and the acquisition and purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems and costs include, but are not limited to, weather conditions, availability of labor and consultants, unforeseen equipment costs (such as drill bits breaking) and equipment transportation delays, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Royal Pit Lode Claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Royal Pit Lode Claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended September 30, 2006 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, environmental liability, which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT ENVIRONMENTAL REGULATION, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

To engage in advanced exploration phases in the United States, such as drilling, we will require work permits, the posting of bonds, and the performance of remediation work for any significant physical disturbance to the land. The cost of complying with these regulations may cost as much as $100,000 during the course of exploration that will be necessary to determine whether the Royal Pit Lode Claim contains economic mineralization.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for minerals.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE ROYAL PIT LODE CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Royal Pit Lode Claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Larry Sostad, spends approximately 25% of his business time providing his services to us. While Mr. Sostad presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. The OTC Bulletin Board is a quotation service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission and to provide other quotation information about the company to the investor.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market
prices or privately negotiated prices.    The OTC Bulletin Board is a quotation
service rather than a stock exchange and as such, a market maker will have to submit an application on our behalf in order for our securities to be quoted. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                         SELLING SECURITYHOLDERS

The selling security holders named in this prospectus are offering all of the 3,550,050 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 21, 2006;

2. 1,000,00 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 26, 2006; and

3. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 16, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and

  4.  the percentage owned by each upon completion of the offering.


                                    TOTAL NUMBER
                                    OF SHARES TO   TOTAL SHARES  PERCENT
                                    BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING        COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------

Harlene Clotier
204-1320 Bute Street
Vancouver, BC V6E 2A3    250,000     250,000           Nil          Nil
1272 Parker Street

Patricia L. Shore
3596 Saxman Road
Nanaimo, BC V9T 2GB      250,000     250,000           Nil          Nil

Neil Croker
Apt 902-1395 Beach Ave
Vancouver, BC V6E 1B7    250,000     250,000           Nil          Nil

Spence Kennedy
1980 Dahl Crescent
Abbortsford, BC V2S 4B5  250,000     250,000           Nil          Nil

Barbara Joyce Davies
1013 Duchess Ave
West Vancouver, BC
V7T 1G8                  250,000     250,000           Nil          Nil

Andrew Sostad
Ste 308-360 East 2nd St
North Vancouver, BC
V7L 4N6                  250,000     250,000           Nil          Nil

Kenrick Kildare
5-1163 The High Street
Coquitlam, BC V3B 7W2    250,000     250,000           Nil          Nil

David William Philip
Apt 207-150 East 11th Ave
North Vancouver, BC
V7L 2G5                  250,000     250,000           Nil          Nil

W. G. Timmins
3394 William Ave
North Vancouver, BC
V7K 2Z6                  250,000     250,000           Nil          Nil

Kimberly Sinclair
994 Lillooet Road
North Vancouver, BC
V73 2H5                  250,000     250,000           Nil          Nil

				    TOTAL NUMBER
                                    OF SHARES TO   TOTAL SHARES  PERCENT
                                    BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING        COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------
Chris Delorme
107 - 5977 177 Bst.
Surrey, BC  V3S 4J7      100,000     100,000           Nil          Nil

Emil Leimanis
6852 Winch Street
Burnaby, BC  V5B 2L8     100,000     100,000           Nil          Nil

Catherine Leimanis
6852 Winch Streety
Burnaby, Bc  V5B 2L8     100,000     100,000           Nil          Nil

Korenna B. MacIntyre
1234 Emery Place
North Vancouver, BC
V7J 1P9                  100,000     100,000           Nil          Nil

Ronald Sostad
211 - 312 E. 1st Street
North Vancouver, BC
V7L 1B5                  100,000     100,000           Nil          Nil

Jacqueline Morgan
204 - 1640 Esquimalt Avenue
West Vancouver, BC
V7V 1R6                  100,000     100,000           Nil          Nil

Domenico Iacoviello
8571 Ansell Place
West Vancouver,
V7W 2W3                  100,000     100,000           Nil          Nil

Bonnie Fournier
1441 Eagle Creek Road
Forrest Grove, BC
V0K 1M0                  100,000     100,000           Nil          Nil

Kirsten Wolff
227 3rd Stree
New Westminster, Bc
V3L 2R5                  100,000     100,000           Nil          Nil

Warren Eamer
4271 Williman Street
Burnaby, BC  V5C 2G6     100,000     100,000           Nil          Nil

Andrea Hubbard
359 East 19th Street
North Vancouver BC
V7L2Z4                   5,000       5,000             Nil          Nil

 				    TOTAL NUMBER
                                    OF SHARES TO   TOTAL SHARES  PERCENT
                                    BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF              SHARES OWNED   SELLING        COMPLETION    COMPLETION
SELLING              PRIOR TO THIS  SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER          OFFERING       ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------
Yvonnne Dunbar
1105-121 W. 15th St
N. Vancouver, BC
V7M 1R8                  5,000       5,000             Nil          Nil

Denise McKnight
1120 Kerwan Ave
Coquitlam, BC
V3J 2J8                  5,000       5,000             Nil          Nil

Chris Sostad
1043 Caledonia Ave
N. Vancouver, BC
V7G 1T4                  5,000       5,000             Nil          Nil

Corine Sigouin
4270 Williams Street
Burnaby, BC V5C 3J6      5,000       5,000             Nil          Nil

Joy Appler
2051 Stephens Street
Vancouver, BC V6K 3W2    5,000       5,000             Nil          Nil

Ira Leimanis
2051 Stephens St
Vancouver, BC V6K 3W2    5,000       5,000             Nil          Nil

Kirt Angelucci
819 East 6th St
N. Van. BC V7L 1R8       5,000       5,000             Nil          Nil

Katrina Tokar
22-1306 Bidwell St.
Vancouver, BC V6G 2L1    5,000       5,000             Nil          Nil

Lyle Wagner
2261 Heather St.
Vancouver, BC V52 4J9    5,000       5,000             Nil          Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,550,000 shares of common stock outstanding on the date of this prospectus.

The following selling shareholders have a relationship with our president, Larry
Sostad:

Andrew Sostad is Larry Sostad's son;
Chris Sostad is Larry Sostad's son; and
Ronald Sostad is Larry Sostad's brother.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                              PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. The application process typically takes approximately two months, though it may take longer. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders may not sell our shares until our registration statement is effective and such offering will be considered an initial public offering. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd, suite 300, Las Vegas, NV, 89128.

		DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his respective age as of the date of this prospectus is as follows:

DIRECTORS:

NAME OF DIRECTOR                 AGE

Larry Sostad                      64
Gudmund Lovang                    73

EXECUTIVE OFFICERS:

NAME OF OFFICERS                 AGE             OFFICE
---------------------           -----           -------
Larry Sostad                      64             President and CEO
Gudmund Lovang                    73             Secretary and Treasurer


BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

MR. LARRY SOSTAD has acted as our president, chief executive officer, and a director since our incorporation on March 15, 2006. Since 1969, Mr. Sostad has been self-employed as a prospector and mineral exploration contractor. In this position, he has been involved in executing geological, geochemical and geophysical exploration programs in Canada, Ecuador, Mexico, Spain, China, England Australia and Costa Rica.

Mr. Sostad intends to devote approximately 25% of his business time to our affairs.

MR. GUDMUND LOVANG has acted as our secretary, treasurer and a director since our incorporation on March 15, 2006. From 1970 to 2000, Mr. Lovang was mineral exploration and camp manager in North and South America for Teck Cominco Limited. He has successfully completed various geology and prospecting courses through the British Columbia Institute of Technology and the University of British Columbia.

Mr. Lovang intends to devote approximately 25% of his business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the board of directors and will hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                                AMOUNT OF
TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT
CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS

COMMON         Larry Sostad                      2,000,000      26.5%
STOCK          President, Chief
               Executive Officer,
               and Director
               208 - 160 West 5th Street
               North Vancouver, BC V7M 1J8


COMMON         Gudmund Lovang                    2,000,000      26.5%
STOCK          Secretary, Treasurer
               And Director
               Ste 110 - 310 E. 3rd St
               North Vancouver, BC V7L 1E9

COMMON         All officers and directors        4,000,000      53.0%
STOCK          as a group that consists of
               two people

The percent of class is based on 7,550,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of February *, 2007, there were 7,550,000 shares of our common stock issued and outstanding held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The geological information concerning the mineral claim is summarized from Laurence Sookochoff's geological report on the property.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer CPA P.C., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                     SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claims for indemnification against such liabilities is asserted by our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on March 15, 2006 under the laws of the state of Nevada.
On that date, Larry Sostad was appointed as our president, chief executive officer and a director. As well, Gudmund Lovang was appointed as our secretary, treasurer and a director.

                         DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. An exploration stage company is involved in the search for mineral deposits. We own a 100% undivided right, title and interest in and to the mineral property known as the Royal Pit Lode Claim. Our interest in the property consists of the right to explore for and remove minerals from the property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the Royal Pit Lode Claim in order to ascertain whether it possesses economic quantities of zinc. There can be no assurance that economic mineral deposits or reserves exist on the mineral claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Royal Pit Lode Claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Royal Pit Lode Claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

LOCATION AND ACCESS

The property consists of one claim comprised of 20 acres recorded as the Royal Pit Lode Claim. The mineral claim is located within the southwest Quarter of
Section 7, Range 60E, Township 25 South at the easternmost portion of the Yellow Pine Mining District of Clark County, Nevada.

Access from Las Vegas, Nevada to the Royal Pit Lode Claim is southward via Interstate Highway #15 for approximately 27 miles, and one mile before the town of Jean, Nevada, to a junction with a road which is taken easterly for less than one mile to a junction with a road southerly which is taken for one mile to the northern boundary of the Royal Pit Lode Claim.

PHYSIOGRAPHY

The Royal Pit Lode Claim is situated at the northern end of the Sheep Mountain Range, a southerly trending range of mountains with peaks reaching an elevation of 4,184 feet. The claim covers the northeasterly and southwesterly facing slopes of a northerly trending ridge. The topography is moderately steep sloping from near the valley floor at an elevation of 3,000 feet, to 3,325 feet at the southeastern boundary, and on a ridge, of the Royal Pit Lode Claim.

The area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

PROPERTY AGREEMENT

On June 22, 2006, we entered into an agreement with Multi Metal Mining
Corp., a private company owned by our president, Larry Sostad, whereby it sold a 100% undivided right, title and interest in and to the Royal Pit Lode claim to us for US$2,500

Specifics of the mineral claim is as follows:

Claim Name            Claim Number   Date of Recording     Date of Expiry

Royal Pit                20060119      Jan 18, 2006        September 30, 2007

In accordance with Nevada mining regulations, the Royal Pit Lode Claim is in good standing to September 30, 2007. To keep the claim in good standing for additional years, proof of labor on the claim has to be filed each year with the Clark County Recorder's office in Las Vegas prior to its expiry date.

In addition to the State regulations, Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Royal Pit Lode Claim is in good standing to September 30, 2007. A yearly maintenance fee of $130 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

INFRASTRUCTURE AND CONDITION OF THE PROPERTY

The Royal Pit Lode Claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Royal Pit Lode Claim.

MINERALIZATION AND GEOLOGY

In this section, the following technical geological terms have the indicated meanings:

Vein: a mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Porphyry: a very hard igneous rock consisting of large-grained crystals, such as feldspar or quartz, dispersed in a fine-grained matrix.

Brecciated rocks: Typically, a sedimentary rock composed of angular fragments from a previous rock structure.

Pyrite: an iron sulfide mineral that forms silvery to brassy metallic cubes or masses which is more commonly known as fool's gold.

Limonite: Mineral composed of iron oxides and water that is very common in many rocks after weathering of the Earth's surface.

Cinnabar: A heavy reddish mercuric sulfide that is the principal ore of mercury.

Malachite: A green secondary copper mineral found in oxidized copper deposits.

Azurite: A blue mineral normally associated with copper ores and often occurs with malachite.

Hydrozincite: A white, grayish, or yellowish mineral composed of basic zinc carbonate, occurring as masses or crusts.

Calamine: A white mineral; a common ore of zinc.

Smithsonite: Native zinc carbonate. It generally occurs in stalactitic, reniform, or botryoidal shapes, of a white to gray, green, or brown color.

Cerrusite: an ore of lead.

Anglesite: A lead sulfate mineral occurring in colorless or tinted crystals and formed by the weathering of lead ore.

Galena: A gray mineral, the principal ore of lead.

Chrysocolla: A minor ore of copper; color is normally emerald green to greenish-blue.

The favourable host rock for the mineralization on the Royal Pit Lode Claim is a limestone bearing unidentified zinc minerals. The Royal Pit Lode Claim incorporates some exploratory workings on minerals zone hosting significant zinc values.

It is reported that ore deposits in the Yellow Pine district fall into two distinct types, which may or may not be related, gold-copper deposits and lead-zinc deposits. Gold-copper deposits are clearly related to sill-like masses of granite porphyry. Gold-copper deposits consist of native gold, pyrite,
limonite, cinnabar, malachite, azurite and chrysocolla.   The lead-zinc deposits
occur as veins or replacements of brecciated rocks along fault zones. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerrusite, anglesite, galena and iron oxides.

EXPLORATION HISTORY

The history of the Royal Pit mine workings is not known. However, the localized exploration pits exploring zinc mineralization were probably excavated during the period of mid to late 1800's after the nearby Goodsprings concentrator was in operation and much exploration activity ensued as a very convenient market for ore.

GEOLOGICAL REPORT

At the request of Royal Blue Exploration, Inc., Mr. Laurence Sookochoff prepared a geological evaluation report on the Royal Pit Lode Claim to recommend an exploration program with a view to establishing sufficient zinc bearing reserves on which to base a productive economic operation.

Mr. Sookochoff is a professional geologist who graduated from the University of British Columbia with bachelor's degrees in geology (1966). Since his graduation, Mr. MacDonald has been continuously employed as a geologist. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

He recommends the following three phases of exploration:

The first phase would consist of trenching and sampling over known mineralized zones. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content. Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

The first phase would take approximately three weeks to complete and would cost approximately $5,500. We will pay for the costs of the phase one program from existing cash on hand.

The second phase would consist of geological mapping and geophysical surveys. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property's merit.

The phase two program would take approximately one month to complete and would cost approximately $23,500.

The third phase would involve diamond drilling of the prime targets. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

This program would take approximately two months to complete and would cost $40,000.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the state of Nevada specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -     Water discharge will have to meet water standards;

      -     Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      -     Ground  water   will   have   to  be  monitored  for  any  potential
            contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

      - There will have to be an impact report of the work on the local fauna and flora.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                           PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one, two and three exploration programs on the Royal Pit Lode Claim. We anticipate that the cost of these programs will total $69,000. To date we have not commenced exploration on the Royal Pit Lode Claim.

The first phase would consist of trenching and sampling over known mineralized zones. The exploration program would take approximately three weeks to complete and would cost approximately $5,500. We anticipate commencing this phase of exploration in the spring of 2007.

The second phase would entail soil geochemical surveys, sampling and geological mapping. The phase two program would take approximately two months to complete and would cost approximately $23,500. We anticipate commencing this phase in the summer of 2007.

The third phase would involve test diamond drilling of the prime targets. This program would take approximately two months to complete and would cost $40,000. We anticipate commencing this phase in the fall of 2007.

We have not retained a geologist to conduct any of the anticipated exploration work. Mr. Sookochoff, the author of the geological report on the Royal Pit Lode Claim, has indicated that he would be willing to conduct the proposed exploration programs on our behalf, subject to his availability. However, we do not have any agreement with him in this regard.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $89,000.

While we have sufficient funds on hand to cover the phase one exploration costs, we will require additional funding in order to complete the phase two and three exploration program and to cover all of our anticipated administrative expenses and to proceed with any subsequent exploration work on the Royal Pit Lode Claim.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH SEPTEMBER 30, 2006

We have not earned any revenues from our incorporation on March 15, 2006 to September 30, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Royal Pit Lode Claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $10,758 for the period from our inception on March 15, 2006 to September 30, 2006. These operating expenses were comprised of impairment of mineral interest acquisition costs of $5,000 and general and administrative fees of $5,758.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       DESCRIPTION OF PROPERTY

We own a 100% undivided right, title and interest in and to a mineral claim comprising the Royal Pit Lode Claim. We do not own or lease any property other than the Royal Pit Lode Claim.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 21, 2006, we sold 2,000,000 shares of our common stock at a price of $0.001 per share to Larry Sostad, our president, chief executive and a director.

On June 22, 2006, we entered into an agreement with Multi Metal Mining Corp., a private company owned by our president, Larry Sostad, whereby it sold a 100% undivided right, title and interest in and to the Royal Pit Lode claim to us for US$2,500

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Larry Sostad;
  * Any member of the immediate family of any of the foregoing persons.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 32 registered shareholders.

RULE 144 SHARES

A total of 3,550,000 shares of our common stock are available for resale to the public after April 21, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,550 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,550,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on March 15, 2006 to September 30, 2006 and the subsequent period to the date of this prospectus.

                         ANNUAL COMPENSATION

                                OTHER RESTRICTED OPTIONS/ LTIP OTHER
                                        STOCK    SARS  PAYOUTS COMP
NAME    TITLE  YEAR SALARY BONUS COMP. AWARDED    (#)     ($)
_______________________________________________________________________
Larry   Pres.  2006   $0     0      0      0       0       0     0
Sostad  CEO
        & Dir

Gudmund Sec.   2006   $0     0      0      0       0       0     0
Lovang  Tres.
        & Dir


STOCK OPTION GRANTS

We have not granted any stock options to the executive officer since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreements with Mr. Sostad or Mr. Lovang. We do not pay them any amount for acting as directors.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending September 30, 2006, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to the Financial Statements

                          ROYAL BLUE EXPLORATION, INC.

                         (An Exploration Stage Company)

                        REPORT AND FINANCIAL STATEMENTS

                               September 30, 2006

     MICHAEL T. STUDER CPA P.C.
 18 East Sunrise Highway, Suite 311
         Freeport, NY 11520
       Phone: (516) 378-1000
        Fax: (516) 546-6220

------------------------------------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Royal Blue Exploration, Inc.

I have audited the accompanying balance sheet of Royal Blue Exploration, Inc. (the "Company"), an exploration stage company, as of September 30, 2006 and the related statement of operations, stockholders' equity (deficiency), and cash flows for the period March 15, 2006 (inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Blue Exploration, Inc., an exploration stage company, as of September 30, 2006 and the results of its operations and cash flows for the period March 15, 2006 (inception) to September 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                      MICHAEL T. STUDER CPA P.C.
                                                          "Signed"


Freeport, New York
December 22, 2006

ROYAL BLUE EXPLORATION, INC.
(An Exploration Stage Company)
Balance Sheet
September 30, 2006




                                 ASSETS

Current Assets
  Cash                                                          $    15,742

Total Current Assets                                                 15,742
Mineral interest acquisition costs, less reserve for impairment           -
of $5,000

Total Assets                                                    $    15,742

              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Accounts payable and accrued liabilities                            5,000

Total Current Liabilities                                       $     5,000


Stockholders' Equity (Deficiency)
Common stock, $0.001 par value;                                       7,550
   Authorized 75,000,000 shares
   Issued and outstanding 7,550,000 shares

Additional Paid-in Capital                                           13,950

Deficit Accumulated During the Exploration Stage                    (10,758)

Total Stockholders' Deficit                                          10,742

Total Liabilities and Stockholders' Deficit                     $    15,742


See notes to financial statement

ROYAL BLUE EXPLORATION, INC.
 (An Exploration Stage Company)
Statement of Operations
For the period March 15, 2006 (Inception) to September 30, 2006






 Revenue                                                  $      -
--------------------------------------------------------------------------

 Cost and Expenses
   General and administrative                                5,758
   Impairment loss on mineral interest acquisition costs     5,000
--------------------------------------------------------------------------

 Total Costs and Expenses                                   10,758
--------------------------------------------------------------------------

 Net Loss                                               $  (10,758)
--------------------------------------------------------------------------

 Net Loss per share                                     $    (0.00)
   Basic and Diluted
--------------------------------------------------------------------------

 Number of common shares used to compute loss per share
   Basic and Diluted					 7,550,000

See notes to financial statement

ROYAL BLUE EXPLORATION, INC.
(An Exploration Stage Company)
Statement of Cash Flows
For the period March 15, 2006 (Inception) to September 30, 2006





Cash Flows from Operating Activities

  Net loss                                                                                  $    (10,758)

  Adjustments to reconcile net loss to net cash provided by (used for) operating activities

   Impairment loss on mineral interest acquisition costs                                           5,000

  Changes in operating assets and liabilities

   Accounts payable and accrued liabilities                                                        5,000

Net Cash Provided by (Used for) Operating Activities                                                (758)

Cash Flows from Investing Activities

  Acquisition of mineral interest and expenditure of related  costs                               (5,000)

Net Cash Provided by (Used for) Investing Activities                                              (5,000)

Cash Flows from Financing Activities

  Proceeds from sales of common stock                                                             21,500

Net Cash Provided by (Used for) Financing Activities                                              21,500

Increase (Decrease) in Cash                                                                       15,742

Cash - Beginning of Period                                                                             -

Cash - End of Period                                                                        $     15,742


Supplemental Disclosures for Cash Flow Information
  Interest paid                                                                                        -
  Income taxes paid                                                                                    -


See notes to financial statement

ROYAL BLUE EXPLORATION, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the period March 15, 2006 (Inception) to September 30, 2006




									  Deficit Accumulated    Total
                                       Common Stock  $0.001   Additional      During the      Stockholders
                                             Par Value         Paid-in        Exploration        Equity
                                         Shares     Amount     Capital           Stage        (Deficiency)
Common stock issued for cash
 - April 21, 2006 at $0.001            6,500,000   $ 6,500   $       -    $          -        $  6,500
 - July  26, 2006 at $0.01             1,000,000     1,000       9,000               -          10,000
 - August 16, 2006 at $0.10               50,000        50       4,950               -           5,000
Net loss for the period March 15,              -         -           -         (10,758)        (10,758)
2006 (Inception) to September 30, 2006

Balance, September 30, 2006            7,550,000  $  7,550   $  13,950    $    (10,758)       $(10,742)


See notes to financial statements


1.  ORGANIZATION AND BUSINESS OPERATION

    Royal Blue Exploration, Inc. (the "Company") was incorporated under the laws  of the State of Nevada on March 15, 2006.  During the year ended September 30, 2006, the Company commenced operations by issuing  shares and acquiring a mineral property located in the Province of British Columbia, Canada.  The Company has not yet determined  whether  this property contains reserves that are economically recoverable.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation
    The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the
    United States and are presented in US dollars.
    These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $10,758 as at September 30, 2006 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors, and offerings of common stock.

    Mineral Interests
    Mineral  property,  exploration  and  development  costs  are expensed as incurred until such time  as  economic  reserves  are
    quantified and determined to be economically recoverable.   To  date  the  Company  has  not established any proven or probable reserves on its mineral properties.
    Use of Estimates
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure  of  contingent  assets and liabilities  at  the  date  of  the  financial  statements and the reported amounts of revenues and expenses during the period.
    Actual results could differ from those estimates.


    Foreign Currency Translation
    The financial statements are presented in United  States  dollars.   In  accordance  with  Statement  of  Financial  Accounting
    Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their
    United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.

    2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Fair Value of Financial Instruments
            The carrying value of cash and accounts payable and accrued liabilities approximates  their  fair  value because of the short maturity of these instruments.

            Income Taxes
            The Company follows the asset and liability method of accounting for income taxes.  Under this method,  deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts and their respective income tax base (temporary differences).  The  effect  on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            Basic and Diluted Loss Per Share
            The  Company  computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and  diluted  earnings  per  share  on  the  face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders  by  the  weighted  average number of outstanding common shares  during  the  period. Diluted loss per share gives effect to all dilutive potential  common  shares  outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.
            The Company has no potential dilutive instruments and accordingly, basic loss and diluted loss per share are the same.

3.          MINERAL INTERESTS

            At September 30, 2006
            Mineral interest acquisition costs consist of:

            Amount paid to owner of mineral exploration claim               $2,500
            Fees paid to professionals relating to investigation
              of mineral exploration claim                                   2,500
            Total                                                            5,000
            Less reserve for impairment                                     (5,000)
            Net                                                             $    -


            On June 22, 2006, the  Company  acquired  a  100%  interest in a mineral exploration claim Royal Pit in the Yellow Pine
            Mining District located in the SE Quarter, Section 7,  TWNSP  25 South, Range 60 East Meridian, Clark County Nevada for
            total consideration of $2,500.

            The mineral interest is held in trust for the Company by the vendor  of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

            After a review of all relevant data relating to the mineral interest,  the  Company  decided  to  record  a reserve for impairment of all the mineral interest acquisition costs at September 30, 2006.

4.      COMMON STOCK
        During the period March 15, 2006 (inception) to September 30, 2006, the Company issued a total of 7,550,000 shares of common stock for total cash of $21,500.. At September 30, 2006 there were no outstanding stock options or warrants.

5.      INCOME TAXES
        As  of  September  30,  2006,  the Company had net operating loss carry forwards of $10,758 that may be available to reduce future years' taxable income through  2026.  Future  tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization  has  not  been determined by management as more likely than not to occur and accordingly, the Company has recorded a valuation allowance  for  the deferred tax asset relating to these tax loss carry-forwards.



               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1)   such indemnification is expressly required to be made by law;

       (2)   the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee         $     37.99
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  7,000.00
Legal fees and expenses                                     $  4,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 13,537.99
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to Larry Sostad and Gudmund Lovang, both of whom act as our directors and officers, on April 21, 2006. Each of them purchased 2,000,000 shares. The total amount received from this offering was $4,000. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,500,000 shares of our common stock at a price of
$0.001 per share to a total of 10 purchasers on April 21, 2006.   The total
amount received from this offering was $2,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder               Number of Shares
          -----------------------           ----------------

             Harlene Clotier                         250,000
             Patricia L. Shore                       250,000
             Neil Croker                             250,000
             Spence Kennedy                          250,000
             Barbara Joyce Davies                    250,000
             Andrew Sostad                           250,000
             Kenrick Kildare                         250,000
             David William Philip                    250,000
             W. G. Timmins                           250,000
             Kimberly Sinclair                       250,000


We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of 10 shareholders on July 26, 2006. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder               Number of Shares
          -----------------------           ----------------

             Chris Delorme                           100,000
             Emil Leimanis                           100,000
             Catherine Leimanis                      100,000
             Korenna B. MacIntyre                    100,000
             Ronald Sostad                           100,000
             Jacqueline Morgan                       100,000
             Domenico Iacoviello                     100,000
             Bonnie Fournier                         100,000
             Kirsten Wolff                           100,000
             Warren Eamer                            100,000

We completed an offering of 50,000 shares of our common stock at a price of $0.10 per share to a total of 10 shareholders on August 16, 2006. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder               Number of Shares
          -----------------------           ----------------

             Andrea Hubbard                          5,000
             Yvonnne Dunbar                          5,000
             Denise McKnight                         5,000
             Chris Sostad                            5,000
             Corine Sigouin                          5,000
             Joy Appler                              5,000
             Ira Leimanis                            5,000
             Kirt Angelucci                          5,000
             Katrina Tokar                           5,000
             Lyle Wagner                             5,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of

Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                              EXHIBITS
Exhibit
Number    Description

  3.1     Articles of Incorporation
  3.2     Bylaws
  5.1     Legal opinion to be provided prior to the effective date
 10.1     Mineral Property Purchase Agreement dated June 22, 2006
 23.1     Consent of Michael T. Studer, Chartered Accountant
 99.1     Claims location map

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 9, 2007.

                              ROYAL BLUE EXPLORATIONS, INC.

                              By: /s/ Larry Sostad
                              ------------------------------
                              Larry Sostad
                              President, Chief Executive Officer,
                              Principal Accounting Officer
                              and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                  CAPACITY IN WHICH SIGNED          DATE

/s/ Larry Sostad           President, Chief Executive        February 9, 2007
------------------         Officer and Director
Larry Sostad


/s/ Gudmund Lovang         Secretary, Treasurer,             February 9, 2007
------------------         principal accounting officer,
Gudmund Lovang             principal financial officer
                           and director